Exhibit 16.1

RSM US LLP

201 E Las Olas Boulevard
Suite 2500
Fort Lauderdale, Florida 33301

T +1 954 462 6300
F +1 954 462 4607

www.rsmus.com

November 6, 2024

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read National Beverage Corp.’s statements included under Item 4.01 of its Form 8-K filed on November 6, 2024 and we agree with such statements concerning our firm.